PROSPECTUS

                                                                                                      Filed Pursuant to Rule 424(b)(2)
                                                                                                                  Registration No. 333-167607
STERILITE SOLUTIONS, CORP.

600,000 Shares of Common Stock Offered by

Sterilite Solutions, Corp.

And

68,000 Shares of Common Stock offered by the Selling Shareholders

	Per Share	Total

Public Offering Price…	$0.10	$60,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to STERILITE SOLUTIONS, Inc…	$0.10	$60,000

We are offering to the public 600,000 shares of common stock (the “new shares”), at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering, on September 23, 2011. If we do not sell all of the 600,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims. At this time we do not have any outstanding creditor claims.  We are also registering for our selling stockholders a total of 68,000 shares of common stock.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.  The concurrent offering of 68,000 shares of our common stock by the selling stockholders is separate from our offering of 600,000 new shares.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. Because there is currently no active trading market, selling stockholders will sell at a stated fixed price until securities are quoted on the OTC Bulletin Board. There is no minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, and management will have direct access to this account.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in STERILITE SOLUTIONS Corp., and these securities before you make your investment decision.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 22, 2010.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “STERILITE SOLUTIONS” refer to Sterilite Solutions, Corp.

STERILITE SOLUTIONS is a development stage company incorporated in the State of Nevada on April 6th, 2010. We were formed to engage in the business of distributing a privately labeled, environmentally green, non-caustic cleaning solution manufactured by Integrated Environmental Technologies, Ltd. Upon the completion of this offering and the implementation of a distribution network, we may expand our capabilities to include the purchase of equipment from Integrated Environmental Technologies, Ltd., which would give us the capability of in-house manufacturing of our cleaning solution. In April 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on April 6, 2010 through April 30, 2010, we have not generated any revenues and have incurred a net loss of $17,333. In April of 2010 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, accounting and legal services, website and marketing development, manufacture of product samples, working capital, and covering various filing fees and transfer agent fees to complete our early money raised through this offering. We believe that our lack of significant expenses and our ability to commence marketing our product may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. However, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

STERILITE SOLUTIONS is building a business based on producing and distributing a product which is environmentally green and non-caustic, which will be offered as a cleaning solution which is safe for both home and industrial/institutional use. At this time we are in the process of implementing our marketing plan, which includes graphic design work, and product testing.  We have also applied for a trade-mark, which at this time is pending.  We have no intentions to be acquired or to merge with an operating company. Additionally, our shareholders have no intention of entering into a change of control or similar transaction.

No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or  minimal resources to date.  Because we commenced operations in April of this year, we currently are merely in the process of establishing our website, developing our marketing plan and finalizing our product purchase agreement with our supplier.  Our business model, which is still evolving as new ideas are brought forth, is built on revenue streams from a variety of industries. We intend to generate revenues primarily from the sale, distribution and eventual manufacture of EPA and FDA approved cleaning solutions developed by Integrated Environmental Technologies, Ltd.

In the future we intend to purchase the equipment necessary to producing our private labeled solution. . We are unsure at this time as to the time frame of our initial equipment purchase therefore, as the result of a lack of capital, we intend to purchase the solutions on a private label basis.

Green Solutions and Marketing

STERILITE SOLUTIONS initially plans to work with office complexes, public institutions, nightclubs and restaurants as well as suppliers of cleaning/disinfecting products to promote sterilization through cost effective, non caustic methods.

As of the date of this prospectus we have one officer who also serves as our sole director, acting as our sole employee, who we anticipate devoting a significant portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. Even though we intend to generate revenues upon the commencement of our marketing plan, it is possible we will sustain operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, product development and product market information. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

STERILITE SOLUTIONS’ address and phone number are:
Sterilite Solutions, Corp.
41738 W. Hillman Dr.
Maricopa, AZ 85239
(602) 751-9638

Summary of the Offering

New Securities Offered (1)…	600,000 shares of common stock, $0.001 par value per share.

Price Per Share…(2)	$0.10

Minimum Purchase…	NONE

Common Stock Outstanding before Offering…	1,318,000 shares of common stock

Common Stock Outstanding after Offering…	1,918,000 shares of common stock

Estimated Total Proceeds…	$60,000

Offering Expenses…..	$7,300

Net Proceeds after Offering Expenses…	$52,700

Use of Proceeds…
Other than the expenses of the offering, which include $5,000 in legal fees, the proceeds of the offering will be used for; accounting, graphic design, marketing, product purchase/ development, and general working capital.

Subscriptions…	Subscriptions are to be made payable to “STERILITE SOLUTIONS”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Selling stockholders will sell at a stated fixed price until securities are quoted on the OTC Bulletin Board. Thereafter they will be sold at the prevailing market price or privately negotiated prices.

Selling Stockholders

Shares offered by the selling stockholders...	68,000 shares of common stock, $0.001 par value per share.

Offering price...
Selling stockholders will sell at a stated fixed price until securities are quoted on the OTC Bulletin Board. Thereafter they will be sold at the prevailing market price or privately negotiated prices.

Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees...	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Income Statement Data:	(Inception) April 6, 2010 to June 30,2010 (unaudited)
Revenue	$ -

Expenses:
Depreciation	29
General and administrative expenses	771
Professional fees	21,906
Total expenses	22,706
Net (loss)	$ (22,706)

Net (loss) per share – basic	$ (0.02)

Balance Sheet Data:	As at June 30, 2010 (unaudited)
Total Assets…	$ 3,450
Total Liabilities…	$ 6,856
Total Stockholders’ Equity…	$ (3,406)

RISK FACTORS

Investors in STERILITE SOLUTIONS should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in April 2010 and have recently commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in April of 2010 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $17,333 for the period ended April 30, 2010, and (iii) we have incurred losses of $17,333 for the period ended April 30, 2010. We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees.

Our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that the ability of STERILITE SOLUTIONS to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officer and director, who lacks experience running a public company. The loss or unavailability to STERILITE SOLUTIONS of Mr. Subick’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Steven A. Subick, our president. It would be difficult to replace Mr. Subick at such an early stage of development. . The loss by or unavailability to STERILITE SOLUTIONS of Mr. Subick’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Subick could result in the loss of one’s investment. Mr. Subick will generate sales through direct marketing and by creating personal contacts; some of whom we may lose as a result of losing Mr. Subick. If this occurs it may significantly affect our revenues. Finding someone with Mr. Subick’s extensive knowledge of on-premise sales will be difficult. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Subick, should his services be discontinued.

In the event that we are unable to locate or employ personnel to replace Mr. Subick, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Subick has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Subick, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Subick intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Subick to make the appropriate management decisions.

Mr. Subick lacks relevant experience related to our proposed business.

Mr. Subick has professional experience as a licensed insurance provider, On-Premise Supervisor and Marketing Associate. He lacks experience as a director or officer of a public company or other related position in a company that produces and distributes an environmentally friendly cleaning product. His lack of experience puts our investors at risk of losing their entire investment.

Mr. Subick may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Subick’s limited time devotion to STERILITE SOLUTIONS could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Subick is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Subick’s ability to work on behalf of our company. Mr. Subick may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Subick will devote only a portion of his time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, a single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Subick will own approximately 65% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Subick will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Subick’s majority ownership of our outstanding common shares after this offering, Mr. Subick will control our issuance of securities after the offering.

As a consequence of Mr. Subick’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.07 or 71.50% in the offering. See “Dilution”

As a result of our placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, we will have direct access to the funds during the entire offering period, and thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs website and marketing development, development of our product graphic materials, and packaging methodology, and all other associated fees. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will enable us to commence product purchase and marketing, and will not assist us in further developing our initial business operations. Additionally, since the net offering proceeds have been earmarked for website development, solution production, graphic design materials, accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of STERILITE SOLUTIONS; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of STERILITE SOLUTIONS are being made only in accordance with authorizations of management and directors of STERILITE SOLUTIONS, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of STERILITE SOLUTIONS’ assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Sterilite Solutions, Corp., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at April 30, 2010, after giving effect to and as adjusted to give effect to the sale of the 600,000 common shares offered in this prospectus.

	As of June 30, 2010 (unaudited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ 6,856	$ 6,856

Stockholders’ Equity:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
1,318,000 shares issued and outstanding	1,318
1,918,000 shares issued and outstanding as adjusted following 600,000 issued in this offering		1,918
Additional paid-in capital	17,982	77,382
Offering Expenses	-	(7,300)
Deficit accumulated during development stage	(22,706)	(22,706)
Stockholders’ Equity	$ (3,406)	$ 49,294
Total Capitalization	$ 3,450	$ 56,150

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $7,500 which we received in April of 2010, and the net proceeds of this offering $52,700 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $52,700. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 60,000

Less: Offering Expenses
Legal	$ 5,000
Copying	300
SEC & State Filing Fees	2,000

Net Proceeds from Offering	$ 52,700

Use of Net Proceeds

Product Purchase/Development	11,500
Website and Graphic Design Development	2,000
Transfer Agent Fees	5,000
Accounting Fees (1)	10,250
Working Capital (2)	23,950

Total Use of Net Proceeds	$ 52,700
(1)	Accounting Fees. We have allocated up to $10,250 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)
Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to our log and website development as well as the purchase of inventory.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At April 30, 2010 our common stock had a net tangible book value of approximately $1,967 or $0.001 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at April 30, 2010, would have been $54,667 or $0.03 per share. This results in immediate dilution per share to investors of $0.07 or 71.50%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	$0.00
Increase per share attributable to investors…	$0.03
Pro forma net tangible book value per share after offering…	$0.03
Dilution per share to investors…	$0.07

The following tables summarize, as of April 30, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 600,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	1,318,000 (1)	69%	$12,500	17%	$0.01
Public Stockholders	600,000	31%	$60,000	83%	$0.10
Total	1,918,000	100%	$72,500	100%
(1)
Includes 1,250,000 shares issued in April of 2010, to our one founding stockholder for his initial contribution of $12,500 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, as well as the 68,000 shares issued to legal counsel per the Retainer Agreement.

SELLING STOCKHOLDERS

           The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.  Because there is currently no active trading market, selling stockholders will sell at a stated fixed price until securities are quoted on the OTC Bulletin Board. Thereafter they will be sold at the prevailing market price or privately negotiated prices.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Selling Stockholder Information

 The following is a list of selling stockholders who own an aggregate of 68,000 shares of our common stock covered in this prospectus. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

	Number of Shares	Number of Shares to	Shares Beneficially Owned After Offering
Name	Owned	be Offered	Number	Percent
Stoecklein Law Group(1)	68,000	68,000	0	0%
(1)	Stoecklein Law Group is our legal counsel and was issued 68,000 shares in accordance with the Retainer Agreement executed on April 6, 2010.
(2)	Donald J. Stoecklein is the natural person having voting and investment control over the shares beneficially owned by Stoecklein Law Group.

Unless footnoted above, based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States.  Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 600,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. If we do not sell all of the 600,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 600,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is separate from our existing operations account that is used to hold the money raised in this offering until the requisite $60,000 is raised. The account is managed and monitored by management of STERILITE SOLUTIONS to handle the processing of all subscription funds, however the funds will not be used until we sell the requisite 600,000 shares.  If we do not sell 600,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Steven A. Subick, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Subick will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Subick intends to sell the shares being registered according to the following plan of distribution:
•	Shares will be offered to friends, family and other associates of Mr. Subick through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to Mr. Subick in regards to investing in a start-up venture;

Mr. Subick will be relying on, and complying with, Rule 3a4-1(a)( of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) , he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of STERILITE SOLUTIONS otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Subick will comply with the guidelines enumerated in Rule 3a4-1(a).Neither Mr. Subick, nor any affiliates will be purchasing shares in the offering.

In the event of any successor to the named selling stockholder wishing to sell under this prospectus, we will file a prospectus supplement identifying the successors as selling stockholders. Because there is no active trading market for these securities, selling stockholders will sell at a stated fixed price until securities are quoted on the OTC Bulletin Board. Thereafter they will be sold at the prevailing market price or privately negotiated prices.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by STERILITE SOLUTIONS to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to STERILITE SOLUTIONS where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for STERILITE SOLUTIONS to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Subick, and the funds deposited into an account labeled: STERILITE SOLUTIONS-, within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Shares Offered By Selling Shareholders

We are also registering the shares currently held by certain stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders.

The selling stockholders may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC:BB:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
•	as principal to facilitate the transaction;
•	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transaction;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

           If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.

It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers, dealers or agents, upon affecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

           The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.

In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock.  Following the consummation of this offering, we do not anticipate that any such trading market will develop.  Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely.  We may seek a market maker to sponsor our common stock on the OTC Bulletin Board.  Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board.  No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 3, above, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Funds will be deposited to the following:
Sterilite Solutions, Corp.
Wells Fargo
601 1st Ave.
San Diego, CA 92101

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Steven A. Subick is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Steven A. Subick	33	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Steven A. Subick. Age 33, President, Director and founder of Sterilite Solutions, Corp., from April 3, 2010 to present.  Originally born in Philadelphia, Pennsylvania, Mr. Subick attended Temple University focusing his studies in business management and marketing.  From May of 2010 to present, Mr. Subick is employed as a poker dealer at Gila River Wild Horse Pass Casino.  From 2009 to 2010, Mr. Subick was a representative of  State Farm Life Insurance as a licensed insurance provider for the State of Arizona.  Prior to working with State Farm, Mr. Subick held a position as a Marketing Associate for Sysco Arizona, representing over 13,000 products for the company from 2007 to 2009.  In addition, Mr. Subick was an On-Premise Supervisor for Crescent Crown Distributing, working with local establishments in increasing sales of Coors Products through special events and promotions.  Mr. Subick worked with Crescent Crown from 2003-2007. Mr. Subick’s prior sales management experience has led us to the conclusion he would be capable to serve as our Director.  Mr. Subick will be responsible for the day to day operation of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 600,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Steven A. Subick	1,250,000	95%	65%

All Directors, Officers and Principle Stockholders as a Group	1,250,000	95%	65%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 1,318,000 shares were outstanding as of the date of this prospectus. Upon sale of the 600,000 shares offered herein, we will have outstanding 1,918,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of STERILITE SOLUTIONS, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series.

Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 690, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of STERILITE SOLUTIONS, as of April 30, 2010, are included in this prospectus and have been audited by De Joya Griffith & Company, LLC, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of STERILITE SOLUTIONS will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting STERILITE SOLUTIONS. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in STERILITE SOLUTIONS in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Sterilite Solutions, Corp., is a development stage company incorporated in the State of Nevada in April of 2010. We were formed to engage in the business of distributing and manufacturing cleaning/sterilization solutions to consumers, public institutions and distributors of cleaning/janitorial supplies which are provided to us by Environmental Technologies, Ltd.

We are in the process of designing a website to be a primary source of information for the general public to understand the product we offer, as well as a detailed history of the evolution of our product and its benefits in both the public and private sector. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model, including researching the items needed to secure a trademark.  We are also in the process of working with a graphic specialist to assist us in designing a logo.  Additionally, we are in the process of creating our website, which upon completion will detail our products benefits, provide contact information for our distributor and allow for online ordering of solution sample packages. The company also focused on finalizing a distribution agreement with our supplier as well as began negotiations on purchasing the equipment needed to manufacture our private label cleaning solution.  We commenced our business operations in April of 2010 through the posting of the initial page of our website (www.sterilitesolutions.com).

We are attempting to build STERILITE SOLUTIONS into the premier provider for non-caustic, “green” cleaning/sterilization solutions which would be beneficial for both private consumers as well as public sectors, focusing on various institutional and agricultural industries.  In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the internet is a great marketing tool not only for providing information on our company, but also for scheduling product demonstrations and providing web based product sales. We registered the domain name www.sterilitesolutions.com, and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website, capable of handling online shopping and sales, as well as video based product demonstrations, during the third and fourth quarters of 2010.

2. Develop and implement a marketing plan –STERILITE SOLUTIONS’ planned revenue streams will require an improved web presence as well as direct marketing to industry executives and public sector officials. Awareness of the value STERILITE SOLUTIONS is able to deliver through its products, will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website based video demonstrations and discussions, direct-marketing opportunities, trade show attendance, traditional print marketing campaigns and on premise product demonstrations. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Business of Issuer

STERILITE SOLUTIONS is striving to become a provider for a non-caustic, “green” cleaning/sterilization solutions which would be beneficial for both private consumers as well as public sectors, focusing on various institutional and agricultural industries.  The company is intending to provide one of the first non-caustic cleaning solutions using technology and product developed by Integrated Environmental Technologies, Ltd. (IET), EcaFlo® Anolyte (EPA Registration No. 82341).

 Our focus is to market and sell our private labeled solution (Sterilite Solutions™) to schools, office complexes, restaurants/night-clubs, agricultural and ranching businesses, as well as private sectors such as homeowners or any individual or group which would benefit from the use of our product. STERILITE SOLUTIONS, purchases product from IET on an “as needed basis,” and does not maintain any form of distribution agreement or exclusivity contract with Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., was incorporated in Delaware in 1999, and re-incorporated in Nevada in 2008, operates through its wholly-owned subsidiary, I.E.T., Inc., with a principal place of business at its manufacturing and executive office facility at 4235 Commerce Street, Little River, South Carolina.  Their focus is on the development and marketing of equipment which utilizes an electrolytic process call ElcotrChemical Activation (“ECA”) to produce high volumes of a carefully controlled Hypocholrous Acid (HC1O) solution (“Anolyte”) and an anti-oxidizing, mildly alkaline solution (“Catholyte”). They produce and sell both ECA equipment and related supplies as well as both Anolyte and Catholyte solutions.

STERILITE SOLUTIONS is planning to market through the private label Sterilite Solutions™, a product developed, manufactured and distributed by IET under the product name EcaFlo® Anolyte (EPA Registration No. 82341).  The solution is a strong oxidizing solution with a pH range of 3.5 to 8.5 and an Oxidation-Reduction Potential (ORP) of +600 to +1200 mV.   It is used as a broad spectrum germicidal agent to kill all types of microorganisms including viruses, fungi and bacteria.  The solution can also be used to purify water.

Based on research completed and provided to us by IET the manufacturer of Sterilite Solutions™, our solution will:

•	Be environmentally friendly;
•	Not require special handling;
•	Be safely disposed of in sewage systems;
•	Be fast-acting;
•	Be able to be used in all stages of disinfection and cleaning;
•	At recommended concentrations, not bleach surfaces or materials;
•	Have the ability to be applied in liquid or aerosol (fog) form;
•	Be hypoallergenic;
•	Yield by-products that are non-toxic, environmentally friendly and leave no synthetic chemical residue;
•	Be generated on-site, thus eliminating handling and storage of chemicals (once a machine capable of producing the solution is purchase).

The chemical makeup of our product is hypochlorous acid, a naturally occurring molecule synthesized form a mixture of electrolyzed salt and water.  When the solution is exposed to environmental conditions the solution will quickly degrade back into salt and water, leaving no ecological footprint.  Raw materials needed to produce the solution are salt and water.  These two items are available from a number suppliers, and would not be isolated to any certain supplier or distributor.

The possible shortage for raw material would not be a concern for our company in the event we begin to manufacture the solution in house.  When we are ready to produce our own solution, we will need to purchase an Electro-Chemical Activation machine from the manufacturer Integrated Environmental Technologies, Inc.  This machine is readily available for purchase from the manufacturer.  At present, we intend to continue to purchase solution directly from Integrated Environmental Technologies, which is readily available in supply and is easily manufactured for the same reasons mentioned above.

The two ingredients to our product, salt and water, do not pose any biological or environmental risks.  Both of these ingredients by themselves as well as mixed to together in the manufactured solution are non-toxic.  When the solution is introduced back into the environment, it breaks back down into salt and water, leaving no ecological footprint.  Therefore, there is no toxic chemical to store or dispose of.  The solution may be shipped through conventional shipping sources and does not pose a threat of flammability or poisonous inhalation.  Should there be state or federal laws and regulations which will need to be followed in accordance to storage and distribution, those regulations will need to be met.  The effect of meeting regulations might pose a burden upon our business if we are required to pay for special distribution, storage and transportation licensees.

Hard-Surface Disinfection Applications:

Sterilite Solutions™, is a private label solution made with the product EcaFlo® Anolyte. EcaFlo® Anolyte is a “hospital-level” disinfectant with many potential applications within the hard-surface disinfection market.  Such applications include, but are not limited to, hospitals, universities, public school systems, veterinary clinics, cleaning services, food processing facilities, athletic departments and professional sports teams, medical research labs, transit authority subways and buses, grocery stores, and state, county and federal governments. Sterilite Solutions™  can be used safely and effectively anywhere hard surfaces are disinfected for the purpose of infectious disease control.

Since EcaFlo® Anolyte is a non-caustic solution, its use in close quartered buildings and areas of limited ventilation may give it a distinct advantage over chlorine based solutions. There is no odor and it doesn’t require the ventilation time such chlorine based solutions require. Therefore, EcaFlo® Anolyte, may allow for a much quicker turnaround time in disinfecting the required area without the possible harmful side effects which tend to linger with other cleaning solutions such as chlorine or bleach. Schools, restaurants, office complexes, health facilities and other public places with high traffic and high potential for the spread of disease, are ideal venues for EcaFlo® Anolyte to shine.

Agricultural Applications:

The U.S. Department of Agriculture has approved the solution which will be made by IET for use in federally-inspected commercial plants producing meat, poultry, and egg products.  The Federal Drug Administration has approved its use in meatpacking and processing plants as an alternative to chlorine solutions.  In addition, the product has just recently been registered by the National Science Foundation as an antimicrobial agent (D2 category), not requiring rinse after use in food contact surface applications. The National Science Foundation is an independent federal agency created by Congress in 1950 to “promote the progress of science; to advance the national health, prosperity and welfare; to secure the national defense” (directly quoted from the National Science Foundation website).  Being registered as a D2 category is significant because it means the sanitizing solutions may be used on hard non-porous food contact surfaces such as equipment and utensils without a subsequent potable water rinse. (information regarding category D2 was provided by Reckitt Benckiser Professional,  information is available to the general public, and information was not prepared for Sterilite for a fee)

 EcaFlo® Anolyte, the base of Sterilite Solutions™, could conceivably replace all applications for chlorine-related antimicrobials from an efficacy and efficiency standpoint. Our commercialization of this product is premised upon compelling economics, given the low cost to produce the solution and the environmentally friendly nature of the product.  EcaFlo® Anolyte can be as much as 100 times more efficient than the bleach solutions traditionally used to mitigate pathogens in food processing, water disinfection, and fungicidal control. The product quickly destroys microorganisms and pathogens on fruits, vegetables, and processing equipment without leaving a harmful residue.

EcaFlo® Anolyte is being utilized to improve the health of dairy cows, cattle, and swine.  When introduced to drinking water, Anolyte is effective at not only reducing the bacteria build-up in the piping systems of the irrigation and watering systems, but also reducing the need for antibiotics in the herd.  Similarly, introduction of EcaFlo® Anolyte in the drinking water at egg production facilities helps clear the system of bacteriological infection and biofilm, improves the health of the birds, and increases both egg production and feed conversion.

Competition

We face competition in the distribution and marketing of our product by companies whom are already established in the distribution and sales of cleaning and sterilization products.  We will also face competition from companies which sell products which have been designed and developed for the synthesis of washing, disinfecting, sterilizing and biologically-active solutions.  Applications for this form of technology have the possibility to be infinite and have the potential to be used in any industry requiring sterilization or water purification.

Competition for products which resemble Sterilite Solutions™ might intensify as technology and devices capable of producing similar product or an improved solution might become available to the commercial and residential markets.  We continue to monitor emerging technologies and companies, and continually evaluate and strategize the best methods of marketing against our competition.

Important competitive factors for our product include: quality, consistency, environmental sensitivity, price, ease of use, customer services and reputation.  Our industry competition would be based upon the following:

Scientific and technological capability;
Proprietary know-how
Ability to develop and market solutions
Ability of sales personnel; and
Availability of trademark protection.

We believe we compete favorably on the factors described above.  However, our industry is continuously changing and evolving.  Larger distributors and manufacturers might have a competitive edge in regards to larger amounts of capital available for product development, distribution and marketing.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – STERILITE SOLUTIONS’ planned revenue streams will require an improved web presence and improved visibility within the public and private sectors. A major key factor in sales generation will be direct marketing and demonstrations given by Mr. Subick.  His extensive knowledge of on premise sales will be a key element to the marketing campaign.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s website (www.sterilitesolutions.com) will be STERILITE SOLUTIONS’ primary asset and a key source of revenue generation. Currently, management is formulating its plan on how best to employ its resources to expanding and improving the site. We are working with web developers/consultants to add to the functionality of the site to include e-commerce and state-of-the-art visitor tracking capabilities, increase content, include capabilities of forums, blogs and video demonstrations, optimize the site for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for the STERILITE SOLUTIONS brand. Currently the product Sterilite Solutions™ is available for purchase on our website www.sterilitesolutions.com. We have not yet recognized revenues from the website. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Working with graphic artist on custom logo for label;
•	Development of our business plan;
•	Apply for a Trademark;
•	Development of our website;
•	Drafting an agreement for product purchase/manufacture and distribution; and
•	Placed our initial order for inventory.

STERILITE SOLUTIONS is a recently established business, with temporary offices at 41738 W. Hillman Drive, Maricopa, Arizona 85239. Our director, officer, and founding stockholder created the business as a result of his interest in marketing a non-caustic, environmentally friendly cleaning solution to members of the general public as well as industries of the public and private sectors.

Employees

We are a development stage company and currently have only one part-time employee, Steven A. Subick, who is also our sole officer and director. Mr. Subick has spent many years employed in the professional sales arena and throughout his career has developed contact in many different areas of business. Mr. Subick’s knowledge of the sterilization requirements for the food service and hospitality industries will be beneficial in designing a marketable sales approach to not only these industries but also to other types of professional businesses which might benefit from the use of our product.  Mr. Subick’s database of contacts which were acquired through his previous sales positions could also be incorporated into our marketing strategy. We look to Mr. Subick for his entrepreneurial and managerial skills and sales experience. It is Mr. Subick who provided us his experience and knowledge for development of our business plan. For a discussion of Mr. Subick’ experience, please see the section, “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Subick will coordinate all of our business operations. Mr. Subick has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees; however, we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Subick is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the product manufacturing training and website design.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

STERILITE SOLUTIONS is a development stage company incorporated in the State of Nevada in April of 2010. We were formed to distribute and eventually manufacture a brand of non-caustic “green” based cleaning solutions currently provided to us and manufactured by Integrated Environmental Technologies, Ltd., to both the public and private sectors. In April of 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on April 6, 2010 through April 30, 2010, we have not generated any revenues and have incurred a net loss of $17,333. In April of 2010 our only business activity was the formation of our corporate entity and the development of our business model.
Although we intend to begin generating revenues in the next twelve months, there is a possibility we may incur operating losses. The capital raised in this offering has been budgeted to cover the costs associated with the offering including: website development, graphic design, marketing, product purchase, market development, working capital, various filing fees and transfer agent fees to complete our early money raise. We believe that our lack of significant expenses and our ability to commence our website deployment may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

Sterilite Solutions, Corp., was formed to distribute and eventually manufacture a brand of non-caustic “green” based cleaning solutions, currently provided to us and manufactured by Integrated Environmental Technologies, Ltd., to both the public and private sectors, under the name of Sterilite Solutions™. STERILITE SOLUTIONS, purchases product from IET on an “as needed basis,” and does not maintain any form of distribution agreement or exclusivity contract with Integrated Environmental Technologies, Ltd.

Satisfaction of our cash obligations for the next 12 months. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing solutions available to the general public. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to purchase equipment needed to manufacture our own private label solution. However, until such time as we are able to either raise the cash required privately or launch another offering, we will be able to continue our purchase of solution from Integrated Environmental Technologies, Ltd. Our officer and director, Mr. Subick, has agreed to continue his part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Subick out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months through purchase and distribution of product on an “as needed” basis.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing significant research and development under our plan of operation in the near future.  The focus of our activities might include but not be limited to, on-site product demonstrations in different test environments such as schools, office complexes and food service and distribution centers, comparing the non-caustic benefits of our product against competitor’s products which might be in current use at a particular facility.  Ongoing regulations from the EPA and FDA, as well as informational releases distributed by IET will require us to continually monitor our products ever growing uses.

Expected purchase or sale of plant or significant equipment.  In the future we may or may not purchase the equipment required to produce our own private label solutions.  However, the purchase of any plant or significant equipment; is not required by us at this time or in the next 12 months. However, should we adapt our business plan to begin manufacturing Sterilite Solutions™ in-house within the next 12 months we will need to purchase an Electro-Chemical Activation (ECA) machine from IET, at a cost of $15,000. The cost of purchasing this piece of equipment would be raised in sales revenues from Sterilite Solutions™. Until such time as we see that it would be fiscally beneficial for us to manufacture Sterilite Solutions™ in-house, we will continue to buy our product from IET.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our product development program, increased our revenues through direct marketing and secured distribution contracts, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $12,500, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $12,500; (2) goals based upon our funding of $60,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $12,500.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in April of 2010.
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $60,000 to complete Stage II of our Plan of Operations. Accomplished in April 2010. Total costs approximately $8,500. (Counsel to be paid from proceeds of offering in the sum of $5,000. Auditor paid $3,500 from $12,500 equity purchase by Mr. Subick).

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $52,700. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of STERILITE SOLUTIONS, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, product purchasing/manufacturing, equipment purchases, website maintenance   and general office expenses. In the event an additional $100,000 were raised (in addition to the $52,700 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional equipment purchase, office space and additional staff. We anticipate that it will take us approximately six months after the funding referenced in this Stage III to expand our services, hire personnel, and obtain office space.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant equipment purchase.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $60,000, with net proceeds of $52,700, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our manufacturing business to the levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually research for new information, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 41738 W. Hillman Drive, Maricopa, Arizona 85239. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Subick to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Subick, an officer and director of the Company. Office services are provided without charge by Mr. Subick. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During April of 2010, Mr. Subick received 1,250,000 shares of common stock, at a price of $0.01 per share as the founder of Sterilite Solutions, Corp. Mr. Subick is the only officer, director, stockholder, and promoter of Sterilite Solutions, Corp.  The proceeds from the sale of the shares to Mr. Subick, $12,500, constituted the majority portion of the initial cash capitalization of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of April 30, 2010, there were 2 stockholders of our common stock, Mr. Subick and our securities counsel, Stoecklein Law Group.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Subick, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

Future Compensation

Mr. Subick has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Subick a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, California 92110.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,918,000. Of these shares, 668,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 1,250,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 1,250,000 were issued, in April of 2010 to our founding stockholder.  As of April of 2010, all restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of STERILITE SOLUTIONS at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In April of 2010, we engaged the services of De Joya Griffith & Company, LLC, to provide an audit of our financial statements for the period from April 6, 2010 (inception) to April 30, 2010 and for the period ended April 30, 2010. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Sterilite Solutions, Corp.

DeJoya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sterilite Solutions, Corp.
Maricopa, AZ

We have audited the accompanying balance sheet of Sterilite Solutions, Corp. (A Development Stage Company) as of April 30, 2010, and the statements of operations, stockholders’ equity and cash flows from Inception (April 6, 2010) through April 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sterilite Solutions, Corp. (A Development Stage Company) as of April 30, 2010, and the results of its operations and cash flows from Inception (April 6, 2010) through April 30, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
June 15, 2010

Sterilite Solutions, Corp.
(a Development Stage Company)
Balance Sheet

April 30,
2010
ASSETS

Current assets:
Cash	$ 7,500
Total current assets	7,500

Website	250

Total assets	$ 7,750

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 5,783
Total current liabilities	5,783

Total liabilities	5,783

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 1,318,000 shares issued and outstanding	1,318
Additional paid-in capital	17,982
Deficit accumulated during development stage	(17,333)
Total stockholders' equity	1,967

Total liabilities and stockholders' equity	$ 7,750

The accompanying notes are an integral part of these financial statements.

Sterilite Solutions, Corp.
(a Development Stage Company)
Statement of Operations

Inception
(April 6, 2010)
to
April 30,
2010

Revenue	$ -

Operating expenses:
General and administrative	108
Professional fees	17,225
Total operating expenses	17,333

Net loss	$ (17,333)

Weighted average number of common shares	1,318,000
outstanding - basic

Net loss per share - basic	$ (0.01)

The accompanying notes are an integral part of these financial statements.

Sterilite Solutions, Corp.
(a Development Stage Company)
Statement of Stockholders' Equity

						Deficit
						Accumulated
					Additional	During	Total
	Preferred Shares		Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Inception (April 6, 2010)	-	$ -	-	$ -	$ -	$ -	$ -
April 6, 2010
Issuance of common stock for cash on organization of the Company	-	-	1,250,000	1,250	11,250	-	12,500

April 6, 2010
Issuance of common stock for professional fees	-	-	68,000	68	6,732	-	6,800

Net loss	-	-	-	-	-	(17,333)	(17,333)

Balance, April 30, 2010	-	$ -	1,318,000	$ 1,318	$ 17,982	$ (17,333)	$ 1,967

The accompanying notes are an integral part of these financial statements.

Sterilite Solutions, Corp.
(a Development Stage Company)
Statement of Cash Flows

Inception
(April 6, 2010)
to
April 30,
2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (17,333)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	6,800
Changes in operating assets and liabilities:
Increase in accounts payable	5,783

Net cash used in operating activities	(4,750)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of website development	(250)

Net cash used in investing activities	(250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	12,500

Net cash provided by financing activities	12,500

NET CHANGE IN CASH	7,500

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$ 7,500

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

Non-cash activities:
Number of shares issued for services	68,000

The accompanying notes are an integral part of these financial statements.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on April 6, 2010 (Date of Inception) under the laws of the State of Nevada, as Sterilite Solutions Corp. The Company developed its business plan over the period commencing with April 6, 2010 and ending on April 30, 2010.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is a manufacturer and distributor of cleaning and sterilization products to consumers, public institutions and other distributors.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once the website is completed and is fully operational.  As of April 30, 2010 the Company has not commenced amortization.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the products have been shipped to the customers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (April 6, 2010) to April 30, 2010.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of April 30, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of April 30, 2010, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-16 (ASU 2010-16), Entertainment-Casinos (Topic 924): Accruals for Casino Jackpot Liabilities-a consensus of the FASB Emerging Issues Task.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  The amendments should be applied by recording a cumulative-effect adjustment to opening retained earnings in the period of adoption.  The Company does not expect the provisions of ASU 2010-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-14 (ASU 2010-14), Accounting for Extractive Activities – Oil & Gas - Amendments to Paragraph 932-10-S99-1 (SEC Update).  The Amendments are designed to modernize and update the oil and gas disclosure requirements to align them with current practices and changes in technology. The Company does not expect the provisions of ASU 2010-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (April 6, 2010) through the period ended April 30, 2010 of ($17,333). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At April 30, 2010, the Company had a federal operating loss carryforward of $10,533, which begins to expire in 2030.

The provision for income taxes consisted of the following components for the period Inception (April 6, 2010) to April 30, 2010:

2010
Current:
Federal	$ -
State	-
Deferred	-
$ -

Components of net deferred tax assets, including a valuation allowance, are as follows at April 30, 2010:

2010
Deferred tax assets:
Net operating loss carryforward	$ 3,687
Stock compensation	2,380
Total deferred tax assets	6,067
Less: Valuation allowance	(6,067)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of April 30, 2010 was $6,067, which will begin to expire 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2010 and maintained a full valuation allowance.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 3 – INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30, 2010:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common Stock

On April 6, 2010, the Company issued its sole officer and director of the Company 1,250,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $12,500.

On April 6, 2010, the Company issued 68,000 shares of its common stock toward legal fees at a value of $0.10 per share.  The shares were valued with the fair value of the services rendered for $6,800.

During the period from Inception (April 6, 2010) to April 30, 2010, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of April 30, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

On April 6, 2010, the Company issued its sole officer and director of the Company 1,250,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $12,500.

STERILITE SOLUTIONS, CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
June 30,
2010
(unaudited)
ASSETS

Current assets:
Cash	$ 136
Total current assets	136

Other assets:
Furniture and equipment, net	2,089
Trademark	975
Website	250

Total assets	$ 3,450

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$ 6,856

Total current liabilities	6,856

Total liabilities	6,856

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 1,318,000 shares issued and outstanding	1,318
Additional paid-in capital	17,982
Deficit accumulated during development stage	(22,706)
Total stockholders' equity (deficit)	(3,406)

Total liabilities and stockholders' equity (deficit)	$ 3,450

The accompanying notes are an integral part of these financial statements.

STERILITE SOLUTIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(unaudited)

Inception
(April 6, 2010)
to
June 30,
2010
(unaudited)

Revenue	$ -

Operating expenses:
Depreciation	29
General and administrative	771
Professional fees	21,906
Total operating expenses	22,706

Net loss	$ (22,706)

Weighted average number of common shares	1,318,000
outstanding - basic

Net loss per share - basic	$ (0.02)

The accompanying notes are an integral part of these financial statements.

STERILITE SOLUTIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(unaudited)
Inception
(April 6, 2010)
to
June 30,
2010
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (22,706)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	6,800
Depreciation	29
Changes in operating assets and liabilities:
Increase in accounts payable	6,856

Net cash used in operating activities	(9,021)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(2,118)
Purchase of trademark	(975)
Purchase of website development	(250)

Net cash used in investing activities	(3,343)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	12,500

Net cash provided by financing activities	12,500

NET CHANGE IN CASH	136

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$ 136

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

Non-cash activities:
Number of shares issued for services	68,000
The accompanying notes are an integral part of these financial statements.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the period ended April 30, 2010 and notes thereto included in the Company’s S-1 registration statement and all amendments. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Fixed Assets
Property and equipment are recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Computer equipment                                                      3 years

The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors.  Based on this assessment there was no impairment as June 30, 2010.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Trademarks
ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. As of June 30, 2010, the Company believes there is no impairment of its intangible assets.

The Company's intangible assets consist of the costs of filing and acquiring various trademarks. The trademarks are recorded at cost. The Company determined that the trademarks have an estimated useful life of 10 years and will be reviewed annually for impairment.  Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes. The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once production begins and the related revenues are recorded.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once the website is completed and is fully operational.  As of June 30, 2010 the Company has not commenced amortization.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Recent pronouncements
The Company has evaluated all the recent accounting pronouncements through ASU No. 2010-19 and believes that none of them will have a material effect on the company’s financial statement.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (April 6, 2010) through the period ended June 30, 2010 of ($22,706). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following as of:

June 30,
2010
Computer equipment	$ 2,118
Accumulated depreciation	(29)
$ 2,089

During the period from Inception (April 6, 2010) through June 30, 2010, the Company recorded depreciation expense of $29.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common Stock

On April 6, 2010, the Company issued its sole officer and director of the Company 1,250,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $12,500.

On April 6, 2010, the Company issued 68,000 shares of its common stock toward legal fees at a value of $0.10 per share.  The shares were valued with the fair value of the services rendered.

During the period from Inception (April 6, 2010) to June 30, 2010, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of June 30, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

Sterilite Solutions, Corp.
(a Development Stage Company)
Notes

NOTE 6 – RELATED PARTY TRANSACTIONS

On April 6, 2010, the Company issued its sole officer and director of the Company 1,250,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $12,500.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.